UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 23, 2017

VMWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33622	94-3292913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3401 Hillview Avenue, Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (650) 427-5000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 23, 2017, VMware, Inc. (“VMware”) entered into Purchase Commitment Supplement No. 2 (“Supplement No. 2”) under the Stock Purchase Agreement dated as of March 29, 2017 (the “Agreement”) with its controlling stockholder, Dell Technologies Inc. (“Dell”), and Dell’s wholly-owned subsidiary, EMC Equity Assets LLC (“EMC”), under which VMware has agreed to purchase an additional $300 million (the “Purchase Amount”) of VMware Class A Common Stock (the “Shares”) that are currently held by EMC.

Pursuant to Supplement No. 2:

•	The purchase price per Share (the “Purchase Price”) will be fixed at a 3.5% discount to a volume-weighted average stock price of VMware’s Class A Common Stock (“VWAP”) based on trading on the New York Stock Exchange during a reference period, which VWAP will be no more than 25% higher or 25% lower than the closing price per share on September 11, 2017.

•	At an initial closing expected to occur on September 14, 2017, which is subject to customary closing conditions, VMware will deliver the Purchase Amount to EMC in exchange for an initial delivery of Shares.

•	A final closing, which is subject to customary closing conditions, is expected to occur three business days following the end of the reference period.

•	At the final closing, EMC will deliver to VMware a number of Shares necessary to true-up the total number of Shares being purchased (the “True-Up Amount”). The True-Up Amount will be $300 million divided by the Purchase Price minus the number of Shares delivered at the initial closing.

Supplement No. 2 and the terms of the transaction were approved by the Related Persons Transactions Committee of VMware’s Board of Directors. The $300 million Purchase Amount is being repurchased pursuant to VMware’s previously disclosed stock repurchase authorizations.

The foregoing descriptions of Supplement No. 2 and the Agreement do not purport to be complete and are qualified in their entirety by the full text of Supplement No. 2 and the Agreement, copies of which are filed as Exhibit 99.1 hereto and Exhibit 10.1 to the Current Report on Form 8-K filed by VMware with the Securities and Exchange Commission on March 30, 2017, respectively, and each is incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition.

On August 24, 2017, VMware issued a press release announcing its financial results for the quarter ended August 4, 2017. The press release, which includes information regarding VMware’s use of non-GAAP financial measures, is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

The information in this Item 2.02 and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Stock Purchase Agreement, dated as of March 29, 2017, by and among Dell Technologies Inc., EMC Equity Assets LLC and VMware, Inc. (incorporated by reference to the VMware, Inc. Current Report on Form 8-K filed on March 30, 2017)

99.1	Purchase Commitment Supplement No. 2, dated as of August 23, 2017, by and among Dell Technologies Inc., EMC Equity Assets LLC and VMware, Inc.

99.2	Press release of VMware, Inc. dated August 24, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2017

VMware, Inc.

By:	/s/ Zane Rowe
Zane Rowe
Chief Financial Officer and Executive Vice President